Exhibit 99.2

                      [Logo of American Express Company]

                                      1998
                                 Third Quarter
                              Earnings Supplement








The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Third Quarter 1998 Earnings Release.


This summary includes certain forward-looking statements, each indicated by an asterisk, which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, as well as affect the Company's ability to achieve its financial and other goals, are set forth on pages 29-31 of the Company's 1997 10-K Annual Report filed with the Securities and Exchange Commission.

                                    THIRD QUARTER 1998
                                         HIGHLIGHTS

o EPS growth of 13.6% and ROE of 24% were in line with our financial targets. However, the revenue increase of 6.4% fell short of our objective of at least 8% growth.

o Solid performance was recorded in a number of key areas. Compared with the third quarter of 1997:
     - Total and basic cards in force increased 4% and 5%, respectively;
     - Worldwide billed business rose 8% despite the slowdown in many international markets and general tightening by corporations of T&E expenditures;
     - Worldwide lending balances of $16.8B were up 15%; and
     - AEFA assets owned, managed and administered of $189B were 5% higher in spite of the stock market depreciation which negatively affected portfolio valuations.

o    A number of new products and services were offered and agreements reached.
     - Several proprietary card products were announced or introduced:
         --   Cash back and Platinum cash back cards in the U.S.,  giving consumers the opportunity to earn up to 2% back on purchases;
         --   Platinum cards in Malaysia and Argentina;
         --   A co-branded consumer card with Air France;
         --   A joint co-branded corporate card with Air France, Accor and
              Credit Lyonnais; and
         --   A tri-branded charge card with Thai Airways and Dusit Group in
              Thailand.

     -   The Global Network Services Group continued to build momentum:
         -- We implemented  network  arrangements with Filanbanco in Ecuador and
            Banco Popular de Puerto Rico;
         -- An independent  operator agreement was signed with Den norske Bank
            ASA, the largest financial services group and credit card issuer in Norway;
         -- Banque  Nationale de Paris agreed to offer an American  Express Gold
            Card in Hong Kong; and
         -- We successfully transferred our proprietary business in Switzerland to the new joint venture with Credit Suisse.

     - American Express Interactive, our on-line corporate travel product, continued to grow travel clients rapidly as the number surpassed 150, up 50% over June 1998.

     - Tax and Business Services acquired Goldstein Golub Kessler & Co. in New York and Wolpoff & Co. LLP in Baltimore.

     - AEFA's roll-out of its new PC-based financial planning system progressed; 50% of advisors are now equipped.

     -   We unveiled our new euro-denominated travelers cheques.

     - AEB's Personal Financial Services unit launched mutual funds in Germany and France, retail financial services in India and home equity and student loans in Taiwan.

     - American Express, along with Banksys, ERG and Visa International, became a shareholder in Proton World International, a leading developer and licenser of smart card applications.

o An additional 40MM common share repurchase program was approved by the Board of Directors.

o Recently issued data from The Nilson Report indicate that in the first half of 1998 AXP continued to gain share of U.S. credit and charge card spending.

o Further progress was made in broadening relationships with existing AXP customers:

     - Spending per cardmember increased;

     - Over 30% of new AEFA clients to-date in 1998 are from the cardmember base; and

     - AEFA manufactured certificates sold by AEB to its international client base grew substantially.


                                                 AMERICAN EXPRESS COMPANY
                                               THIRD QUARTER 1998 OVERVIEW
                                                       CONSOLIDATED

(millions, except per share amounts)                  Quarter Ended            Percentage
                                                      September 30,             Inc/(Dec)
                                                 -------------------------    -------------

                                                     1998          1997
                                                     ----          ----

Consolidated revenues                              $4,787         $4,500          6.4%
---------------------                              ======         ======

Net income:                                          $574           $524          9.5%
-----------                                         =====          =====

EPS:     Basic                                      $1.27          $1.13         12.4%
---                                                 =====          =====
         Diluted                                    $1.25          $1.10         13.6%
                                                    =====          =====


o CONSOLIDATED REVENUES: Grew 6.4% as the benefits of strong card spending, greater loan balances and higher managed assets more than compensated for a decline in card fees and last year's non-recurring recoveries on abandoned Travelers Cheque ("TC") property.

o CONSOLIDATED EXPENSES: Increased 5.4% due to higher human resource and operating expenses and greater marketing and promotion costs, which more than offset lower provisions for card credit losses.

o SHARE REPURCHASES: 94.5MM shares have been acquired since the inception of repurchase programs in September, 1994.

                                                          Millions of Shares
                                          -------------------------------------------------

     -   Average shares:                            3Q `98           2Q `98      3Q `97
         ---------------                            ------           ------      ------
         Basic                                       451.6            456.3      463.0
                                                     =====            =====      =====
         Diluted                                     459.6            465.3      477.9
                                                     =====            =====      =====
     -   Actual shares:
         --------------

         Shares outstanding - beginning of period    456.8            461.9      468.9
         Repurchase of common shares                  (5.0)            (6.4)      (3.8)
         Employee benefit plans, compensation
           and other                                   0.5              1.3        0.7
                                                     -----            -----      -----

         Shares outstanding - end of period          452.3            456.8      465.8
                                                     =====            =====      =====


o    SEGMENT REPORTING REVISION:

     In the third quarter of 1997, the TC unit, which had been part of TRS, began reporting to the Chief Executive Officer of AEB. This change was designed to align better our TC business with AEB's strengths in overseas markets and to improve our ability to realize synergies from closer cooperation between TC and AEB.

     In accordance with Statement of Financial Accounting Standards No. 131, TC, which historically has been included in TRS, is reported in a new segment with AEB as of 1Q `98. All prior year information has been restated to conform with this classification.



                                 THIRD QUARTER 1998 OVERVIEW
                                     CORPORATE AND OTHER





o  The 3Q `98 net operating expense was $42MM compared with $37MM in 3Q `97.


                                                AMERICAN EXPRESS COMPANY
                                               THIRD QUARTER 1998 OVERVIEW
                                                 TRAVEL RELATED SERVICES

(preliminary)                                      Statement of Income
                                             (unaudited, managed asset basis)

                                                           Quarter Ended            Percentage
(millions)                                                 September 30,            Inc/(Dec)
                                                  -----------------------------   --------------
                                                      1998             1997
                                                      ----             ----
Net revenues:
     Discount revenue                               $1,522           $1,422           7%
     Net card fees                                     395              403          (2)
     Travel commissions and fees                       441              370          19
     Other revenues                                    562              514           9
     Lending:
          Finance charge revenue                       636              548          16
          Interest expense                             209              177          18
                                                      ----             ----
               Net finance charge revenue              427              371          15
                                                      ----             ----
          Total net revenues                         3,347            3,080           9
                                                     -----            -----
Expenses:
     Marketing and promotion                           310              253          23
     Provision for losses and claims:
          Charge card                                  224              284         (22)
          Lending                                      263              243           8
          Other                                         17               14          32
                                                      ----            -----
              Total                                    504              541          (7)
                                                      ----             ----
     Charge card interest expense                      262              242           8
     Human resources                                   924              776          19
     Other operating expenses                          793              799          (1)
                                                      ----             ----
          Total expenses                             2,793            2,611           7
                                                     -----            -----
Pretax income                                          554              469          18
Income tax provision                                   192              159          20
                                                      ----             ----
Net income                                            $362             $310          17
                                                      ====             ====



o    Revenues  benefited  from  higher  worldwide  billed  business,  growth in
     cardmember  loans  outstanding,   the  inclusion  of  travel   acquisitions
     announced earlier this year, and the transfer of Tax and Business Services from AEFA effective 1/98.


o Included in Other Operating Expenses is a gain related to the formation of an international joint venture which was offset by expenses for business building initiatives.



o The pre-tax margin improved versus last year as revenue growth more than offset greater expenses. The higher expenses reflect increased human resource, marketing and promotion, and interest expenses, which were partially mitigated by lower provisions for credit losses and the gain related to the formation of an international joint venture.


o The effective tax rate was 35% in 3Q `98 compared with 34% in 3Q `97 and 2Q `98.


o    In 3Q `97, under Statement of Financial Accounting Standards No. 125 (SFAS
     125), which prescribes the accounting for securitizations, TRS recognized a pre-tax gain of $37MM ($24MM after-tax) related to the securitization of U.S. receivables. This gain was invested in Marketing and Promotion activities and therefore had no material impact on net income. For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gain (reported as a reduction in the Lending Provision for Losses on the GAAP Statement of Income) and corresponding $37MM increase in Marketing and Promotion expenses have been eliminated.

                                               AMERICAN EXPRESS COMPANY
                                               THIRD QUARTER 1998 OVERVIEW
                                             TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: Higher billed business and a stable discount rate resulted in a 7% increase in discount revenue.
   - The average discount rate of 2.72% in 3Q `98 was flat with 3Q `97 and 2Q `98.
      -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and colleges), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                                     Quarter Ended             Percentage
                                                                    September 30,               Inc/(Dec)
                                                          --------------------------------    ------------

                                                                1998               1997
                                                                ----               ----
      Card billed business (billions):
           United States                                       $41.5              $38.0           9%
           Outside the United States                            15.2               14.7           4
                                                                ----               ----
           Total                                               $56.7              $52.7           8
                                                               =====              =====

      Cards in force (millions):
           United States                                        29.5               29.6           -%
           Outside the United States                            14.6               12.8          14
                                                                ----               ----
           Total                                                44.1               42.4           4
                                                                ====               ====

      Basic cards in force (millions):
           United States                                        23.3               23.2           1%
           Outside the United States                            11.3                9.8          14
                                                                ----                ---
           Total                                                34.6               33.0           5
                                                                ====               ====

      Spending per basic card in force (dollars) (a):
           United States                                      $1,780             $1,642           8%
           Outside the United States                          $1,519             $1,551          (2)
           Total                                              $1,704             $1,616           5

           (a) Proprietary card activity only.

   - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) and greater cards in force resulted in an 8% increase in billed business.
      -- U.S. spending per basic card in force increased 8% reflecting continued strong growth in the consumer and small business areas. Corporate spending rose somewhat less rapidly than recent quarters, as international travel slowed.
      --  Excluding foreign exchange translation:
          - Total billed business outside the U.S. grew approximately 9% versus the reported 4%, reflecting solid double digit increases in Europe and Canada and slower, but still high single digit, improvement in Latin America.
          - Billed business in the Asia/Pacific region, which represents less than 10% of the worldwide total, continued to show a slight growth rate.
          - Spending per proprietary basic card in force outside the U.S. increased 3% versus the reported 2% decrease.
     --  Network  partnership volumes continued their strong growth trend.
     -- The retail category continues to be a strong component of worldwide business.
     -- The average airline charge grew slightly and transaction volume increases slowed versus prior quarters.

      - Total and basic cards in force expansion outside the U.S. was particularly strong at 14%, as proprietary card increases continued and a substantial number of new network cards were added over the past year. The lack of growth in the U.S. reflects:
         --   The  cancellation  by AXP  during  1997 and 1998 of  certain
              poorly  performing  credit  card  accounts  in   conjunction with
              the institution of an ongoing, focused account profitability review program; and
         -- Reduced U.S. consumer card acquisition activities due to our shift in strategy toward deeper penetration of existing relationships.

                              AMERICAN EXPRESS COMPANY
                            THIRD QUARTER 1998 OVERVIEW
                          TRAVEL RELATED SERVICES (Cont'd)



o NET CARD FEES: Declined in line with consumer charge cards and our strategy of building relationships through the issuance of low- and no-fee credit cards. The average fee per card in force was $37 in 3Q `98 versus $38 in 3Q `97.


o TRAVEL COMMISSIONS AND FEES: Travel revenues were up 19% on 23% growth in travel sales, primarily driven by the Havas Voyages and Travel Impressions acquisitions. The declining revenue earned per dollar of sales (8.6% in 3Q `98 versus 8.8% in 3Q `97) reflects continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.


o OTHER REVENUES: Increased 9% reflecting higher fees, lower interest revenues, and the transfer of Tax and Business Services from AEFA effective 1/98. The revenue benefit of this transfer was partially offset by the sale of Epsilon late last year.


o NET FINANCE CHARGE REVENUE: Rose 15% on 15% growth in worldwide lending balances and flat net interest yields.

      - The increased yield on the U.S. portfolio (9.6% in 3Q `98 versus 9.4% in 3Q '97 and 9.5% in 2Q `98) was due to changes in the product mix and a lower proportion of the portfolio on introductory-rates. The yield on the non-U.S. portfolio declined slightly.


o MARKETING AND PROMOTION EXPENSES: Marketing and Promotion expenses increased 23% due to more advertising, higher merchant-related cooperative advertising costs, and greater Small Business Services card and balance acquisition efforts.


o CHARGE CARD INTEREST EXPENSE: Grew 8% as higher billed business volumes versus last year were partially offset by a somewhat lower worldwide cost of funds.


o HUMAN RESOURCE EXPENSES: Increased versus last year as a result of higher average employee levels, merit increases and greater contract programmer costs for technology related projects.

      - The employee count at 9/98 of 67,700 was up approximately 8,500 versus last year primarily due to Travel acquisitions and the inclusion of Tax and Business Services.


o OTHER OPERATING EXPENSES: Higher costs for loyalty programs were mitigated by the benefits of ongoing cost containment efforts. Also included is a gain related to the formation of an international joint venture which was offset by expenses for business building initiatives.

                                                 AMERICAN EXPRESS COMPANY
                                               THIRD QUARTER 1998 OVERVIEW
                                             TRAVEL RELATED SERVICES (Cont'd)

o  CREDIT QUALITY:

   -  Both charge card and lending credit quality improved in the quarter.

   - The provision for losses for charge card products was 22% below last year as a substantially lower provision rate, reflecting the continuation of historically low credit indicator levels, more than offset higher volumes.

   - The lending provision for losses rose 8% versus 3Q `97 as growth in outstanding loans was partially mitigated by improving past due balance trends.

   - Reserve coverage ratios increased and, at more than 100% of past due balances, were strong both absolutely and compared with key industry competitors.

   -  WORLDWIDE CHARGE CARD:

      -- Write-off rates remained near historical low levels and past due rates improved versus 3Q `97 and 2Q `98.

                                                                                     9/98             6/98             9/97
                                                                                  --------          -------          -------
         Loss ratio, net of recoveries                                              0.48%            0.46%           0.52%
          90 days past due as a % of receivables                                     2.7%             3.1%            3.2%

      --  Reserve coverage of past due accounts strengthened:

                                                                                     9/98             6/98            9/97
                                                                                  --------          -------         -------
          Reserves (MM)                                                             $961           $1,015            $970
          % of receivables                                                           4.1%             4.3%            4.3%
          % of past due accounts                                                     151%             142%            133%

   -  U.S. LENDING:

      -- The write-off and past due rates improved versus both 3Q `97 and 2Q`98.

                                                                                     9/98              6/98            9/97
                                                                                  --------           -------         -------
               U.S. write-off rate, net of recoveries                                6.4%              6.6%            6.5%
               30 days past due as a % of loans                                      3.2%              3.4%            3.6%

       -- U.S. cardmember lending reserves were flat with 6/98, but coverage of past due accounts increased.

                                                                                     9/98              6/98            9/97
                                                                                  --------           -------         -------
             Reserves (MM)                                                          $579              $577            $556
             % of total loans                                                        3.8%              3.9%            4.1%
             % of past due accounts                                                  118%              115%            115%

                                                             6

                                                 AMERICAN EXPRESS COMPANY
                                               THIRD QUARTER 1998 OVERVIEW
                                           AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                                      Statement of Income
                                                       (unaudited)

(millions)                                                     Quarter Ended          Percentage
                                                               September 30,           Inc/(Dec)
                                                  ------------------------------    --------------
                                                     1998                   1997
                                                     ----                   ----
Revenues:
     Investment income                               $573                   $587       (2)%
     Management and distribution fees                 476                    391       22
     Other revenues                                   198                    191        4
                                                      ---                    ---
          Total revenues                            1,247                  1,169        7
                                                    -----                  -----
Expenses:
     Provision for losses and benefits:
          Annuities                                   280                    307       (9)
          Insurance                                   122                    114        8
          Investment certificates                      43                     48      (10)
                                                    -----                  -----
               Total                                  445                    469       (5)
     Human resources                                  360                    313       15
     Other operating expenses                         134                    126        7
                                                      ---                    ---
          Total expenses                              939                    908        3
                                                      ---                    ---
Pretax income                                         308                    261       18
Income tax provision                                   97                     77       25
                                                     ----                   ----
Net income                                           $211                   $184       15
                                                     ====                   ====


o    REVENUE AND EARNINGS GROWTH REFLECT:

     -   Increased management fees from higher managed asset levels.
     - Greater distribution fees driven by strong mutual fund sales and higher mutual fund asset levels.
     - Lower investment income as growth in the invested asset pool was more than offset by lower yields.
     - Higher other revenues as improvement in insurance premiums was moderated by the transfer to TRS of Tax & Business Services effective 1/98.

o Revenues, net of provisions, rose 14% versus last year reflecting the items above and improved spreads on annuity and insurance products.

o Margins improved as revenue increases outpaced higher compensation-related and operating expenses.

o The effective tax rate remained at 31%, even with 2Q `98 but up from 30% in 3Q `97.

     ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                    Percentage
       (billions)                                          September 30,             Inc/(Dec)
                                                    -----------------------------  ------------
                                                       1998                 1997
                                                       ----                 ----

       Assets owned (excluding separate accounts)     $37.0                $36.0        3%
       Separate account assets                         23.0                 23.2       (1)
       Assets managed                                 117.3                112.5        4
       Assets administered                             11.2                  7.4       50
                                                      -----               ------
                      Total                          $188.5               $179.1        5
                                                     ======               ======


o    INVESTMENT INCOME:
     - Average  invested  assets of $30.7B were up 3% versus $29.7B in 3Q `97.
     - The average yield was 7.66% versus 7.73% in 3Q `97.
     - Insurance and annuity spreads were up versus last year and last quarter. Certificate spreads were down versus 3Q `97 and 2Q `98 due to a product promotion that ran through 3Q `98 and the rapid growth of AEB related sales.

                                           AMERICAN EXPRESS COMPANY
                                          THIRD QUARTER 1998 OVERVIEW
                                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o     ASSET QUALITY remains strong.

     - Non-performing assets relative to invested assets were only 0.1% and were 172% covered by reserves.
     - The SFAS 115 related mark-to-market adjustment on the portfolio (reported in assets pre-tax) was $625MM at 9/98, reflecting appreciation during 3Q `98 of $91MM. As of 9/97, the mark-to-market adjustment was $446MM.
     - Unrealized appreciation on securities held to maturity was $941MM compared with $547MM at 9/97 and $670MM at 6/98.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 22% was due to higher average assets under management and distribution fees from greater mutual fund sales and asset levels.

     - Assets Managed:
                                                                                    Percentage
       (billions)                                      September 30,                 Inc/(Dec)
                                                 ------------------------------    -------------
                                                       1998              1997
                                                       ----              ----
        Assets managed for individuals                $76.8             $71.5             7%
        Assets managed for institutions                40.5              41.0            (1)
        Separate account assets                        23.0              23.2            (1)
                                                      -----             -----
                        Total                        $140.3            $135.7             3
                                                     ======            ======

        -- The growth in managed assets since 3Q `97 resulted from $6.9B of net new money, offset by $2.3B of market depreciation.
           - During 3Q `98, $1.0B of net new managed assets were added; market depreciation was $14.3B.

o    PRODUCT SALES:

     - Total advisor cash sales from all products continued to be strong, up 13% over 3Q `97.
     - Mutual fund sales increased 17%, despite a slowing of equity fund related sales growth. Bond and money market fund sales increases remained strong. All three load categories, i.e., front, rear and no, posted double-digit improvement versus last year. Sales for the quarter and for the month of September exceeded redemptions in both the bond and equity funds.
     - Redemption rates, which recently have been running at approximately 50% of the industry level, deteriorated slightly during the quarter on an absolute basis, but improved relative to the industry.
     - Annuity sales were down 25% as variable annuity sales increased slightly, but fixed annuity sales continued to be depressed by low interest rates; sales of insurance products were flat.
     - Certificate sales increased 89% from last year reflecting the rapid growth of certificates sold to clients outside the U.S. through a recent joint venture between AEFA and AEB.
     - Product sales generated through plans were stable at 65% of total sales in 3Q '98.

o OTHER REVENUES: Were up 4% versus last year as higher life insurance premiums were partially offset by the loss of tax preparation fees, reflecting the 1/98 transfer of Tax and Business Services to TRS.

     - Financial Planning fees of $15.6MM were flat versus 3Q `97 as advisors redirected their efforts towards servicing existing clients versus preparing new plans. This statistic was also affected by the roll-out of new planning technology to the field force which necessitates additional training time in the short run but should provide substantial productivity improvements in the future.*

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from both a lower inforce level and a lower accrual rate. Insurance provisions increased reflecting a larger inforce amount and higher claims in the life insurance business lines. Certificate products had a higher inforce level and accrual rate, offset by a provision reversal on the stock market certificate product caused by the decline in the S&P 500 index.

                                 AMERICAN EXPRESS COMPANY
                                THIRD QUARTER 1998 OVERVIEW
                        AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)



o HUMAN RESOURCES: Expenses were up 15% because of larger field force compensation-related expenses caused by growth in sales and asset levels, as well as higher home office expenses from higher average full-time equivalent employees within the client services organization.

     - BRANDED ADVISOR FORCE: 8,932 at 9/98; +340 advisors, or 4%, versus 9/97; up 178 advisors versus 6/98.

       -- We remain optimistic about advisors in the pipeline as applicant activity is strong.*

       --  The veteran advisor retention rates remain at record levels.

       -- Advisor productivity weakened somewhat during the quarter as efforts were reoriented toward responding to existing client needs in light of the volatile market environment.

       -- The number of clients and accounts per client were up 7% and 4%, respectively, versus 3Q `97. Client retention continued in excess of 95%.


     - TOTAL ADVISOR FORCE: 10,060, including advisors from the 1Q `98 acquisition of Securities America.



o    OTHER  OPERATING  EXPENSES:   The  7%  increase  reflects  using  contract
     programmers  for  technology-related   initiatives,   expanded  advertising
     activities, and costs related to higher business volumes.

     Last year includes the cost of hedging activities designed to reduce the impact of stock market volatility on management fees. As of 1/98, these gains/losses have been reported in management and distribution fees.


                                            AMERICAN EXPRESS COMPANY
                                          THIRD QUARTER 1998 OVERVIEW
                                    AMERICAN EXPRESS BANK/TRAVELERS CHEQUE

(preliminary)                                   Statement of Income
                                                   (unaudited)

(millions)                                                 Quarter Ended               Percentage
                                                            September 30,               Inc/(Dec)
                                                    ------------------------------   --------------
                                                        1998                1997
                                                        ----                ----
Net revenues:
     Interest income                                    $217                $230         (6)%
     Interest expense                                    143                 148         (3)
                                                       -----                ----
          Net interest income                             74                  82        (11)
     TC investment income                                 88                  87          1
     Foreign exchange income                              30                  23         30
     Commissions, fees and other revenues                 63                  98        (34)
                                                      ------                ----
          Total net revenues                             255                 290        (12)
                                                       -----                ----
Expenses:
     Human resources                                      83                  76          8
     Other operating expenses                            140                 139          1
     Provision for losses                                 12                  16        (27)
                                                      ------                ----
          Total expenses                                 235                 231          2
                                                      ------               -----
Pretax income                                             20                  59        (66)
Income tax benefit                                       (23)                 (8)         #
                                                      -------                ---
Net income                                               $43                 $67        (36)
                                                      ======                =====


# Denotes variance in excess of 100%.


o Revenues declined 12%. Strong foreign exchange income was more than offset by last year's $24MM of non-recurring recoveries on abandoned property related to the TC business (included in commissions, fees and other revenues) and generally weaker revenue throughout AEB's other commercial businesses in Asia. AEB's two individual oriented businesses, Private Banking and Personal Financial Services, both showed continued improvement in the quarter as related assets managed, deposits and loans all grew.

     - Net interest income at AEB was down 11% reflecting a lower loan portfolio and increased non-performing loans, principally in Indonesia.

     - TC investment income was up, as higher average investments were partially offset by lower yields.

     - AEB's commission, fee and other revenues fell as economic conditions in Asia reduced demand for some banking services.

o Human resources were up 8% due to growth of Private Banking and Personal Financial Services, and higher technology related expenses. Other operating expenses remain controlled.

o The provision for losses decreased versus last year and was flat with last quarter on generally stable asset quality.

o    AEB remained "well capitalized".

                           9/98           6/98          9/97   Well-Capitalized
                         ---------    ----------    ---------  ----------------
       Tier 1              9.4%            9.2%         8.6%         6.0%
       Total              12.2%           12.2%        11.6%        10.0%
       Leverage Ratio      5.6%            5.6%         5.4%         5.0%



                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1998 OVERVIEW
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)


o    EXPOSURES

     - AEB had approximately $6.1B outstanding in worldwide loans at 9/98 and at
       6/98. In addition,  there are other banking  activities,  such as forward contracts,  various  contingencies  and market  placements,  which  added approximately  $7.7B to the credit exposures at 9/98, compared with $7.2B at 6/98. This increase principally reflects higher cash balances and bank
       placements,   primarily  in  Europe,  related  to  the  bank's  liquidity management activities.


                                                                                 9/30/98
                                                    -------------------------------------------------------------------
                                                                                   Net
                                                                               Guarantees                                  6/30/98
                                                                FX and             and                       Total          Total
         Country                                     Loans    Derivatives      Contingents      Other*    Exposure**       Exposure
         -------                                     -----    -----------      -----------      ------    ----------       --------

         Hong Kong                                    $1.0             -             $0.1      $0.1           $1.2            $1.2
         Indonesia                                     0.3          $0.1              0.1       0.1            0.5             0.6
         Singapore                                     0.4             -              0.1         -            0.6             0.5
         Korea                                         0.2             -              0.1       0.2            0.4             0.4
         Taiwan                                        0.3           0.1              0.1       0.1            0.6             0.5
         China                                         0.1             -                -         -            0.1             0.1
         Japan                                           -             -                -         -            0.1             0.1
         Thailand                                        -             -                -         -              -             0.1
         Other                                         0.1             -                -       0.1            0.2             0.2
                                                      ----          ----             ----      ----           ----            ----
             Total Asia/Pacific Region **              2.4           0.2              0.5       0.6            3.7             3.7
                                                      ----          ----             ----      ----           ----            ----

         Chile                                         0.4             -                -       0.1            0.5             0.5
         Brazil                                        0.3             -                -       0.1            0.4             0.5
         Mexico                                        0.1             -                -         -            0.1             0.1
         Peru                                          0.1             -                -         -            0.1             0.1
         Argentina                                     0.1             -                -         -            0.1             0.1
         Other                                         0.2             -                -       0.1            0.3             0.2
                                                      ----          ----             ----      ----           ----            ----
             Total Latin America **                    1.2             -                -       0.4            1.6             1.5
                                                      ----          ----             ----      ----           ----            ----

         India                                         0.3             -              0.1       0.4            0.8             0.8
         Pakistan                                      0.1             -                -       0.1            0.2             0.4
         Other                                         0.1             -              0.1       0.1            0.3             0.3
                                                      ----          ----             ----      ----           ----            ----
             Total Sub Continent **                    0.5             -              0.2       0.6            1.3             1.5
                                                      ----           ---             ----      ----           ----            ----

         Egypt                                         0.5             -                -       0.3            0.8             0.8
         Other                                         0.1             -              0.2         -            0.3             0.3
                                                      ----          ----             ----      ----           ----            ----

            Total Middle East and Africa **            0.6             -              0.2       0.3            1.1             1.1
                                                      ----          ----             ----      ----           ----            ----

             Total Europe                              1.1           0.1              1.2       2.1            4.5***          3.9

             Total North America                         -           0.1              0.1       1.4            1.6             1.5
                                                      ----          ----             ----      ----           ----            ----

         Total Worldwide **                           $6.1          $0.4             $2.0      $5.3          $13.8           $13.3
                                                      ====          ====             ====      ====          =====           =====


     *   Includes cash, placements and securities.
     **  Individual items may not add to totals due to rounding.
     *** Includes $35MM of exposure to Russia.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 1998 OVERVIEW
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)





o Total non-performing loans for AEB rose from $60MM and $205MM at 9/97 and 6/98, respectively, to $239MM at 9/98. The increases versus last year and 6/98 primarily reflect deterioration in Indonesia as well as a few loans in other emerging markets.

o In addition, other non-performing assets, primarily foreign exchange and derivatives, increased from $5MM at 9/97 and $73MM at 6/98, to $92MM at 9/98. These changes predominately reflect deterioration in Indonesia which was anticipated within the 1Q `98 loss provision.

o Total reserves at 9/98 were $348MM compared to $350MM at 6/98 and $129MM at 9/97 and are allocated as follows:

     (millions)                          9/98           6/98            9/97
                                       ---------    -----------     -----------
     Loans                                  $279           $265            $127
     Other Assets, primarily derivatives      66             84               2
     Other Liabilities                         3              1               -
                                           ------       -------         -------
          Total                             $348           $350            $129
                                            ====           ====            ====

     - Reserve coverage of criticized exposures in the Asia/Pacific region, primarily Indonesia, remain approximately double the amount required under AEB's standard reserving policies which are based on regulatory guidelines. Reserve coverage elsewhere is above the regulatory standard.